                             ALABAMA POWER COMPANY

                      PROXY FORM FOR DTC PARTICIPANTS ONLY

     The undersigned hereby appoints Elmer B. Harris, Art P. Beattie and Wayne Boston, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote as designated hereunder and in their discretion with respect to any other business properly brought before the Special Meeting all the shares of preferred stock of the Company which the undersigned is entitled to vote at the Special Meeting or any adjournments or postponements thereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. The proxy contained herein, when properly executed, will be voted in the manner directed herein by the undersigned shareholders. If no direction is made, the proxy will be voted FOR Item 1. An abstention is the equivalent of a vote AGAINST the Proposed Amendment.

     Indicate your vote by an (X). The Board of Directors recommends voting FOR
Item 1.

ITEM 1.

     To remove from the Company's Charter (i) Paragraph A.2.f.(2) of Article IX, a provision restricting the amount of securities representing unsecured indebtedness issuable by the Company, (ii) Paragraph A.2.f.(1) of Article IX, a provision which requires the vote of the holders of at least a majority of the total voting power of the Company's outstanding preferred stock to approve the sale of all or substantially all of the Company's property and mergers or consolidations that have not been approved under the Public Utility Holding Company Act of 1935, as amended, (iii) Paragraph A.2.b. (except the first paragraph therein) of Article IX, a provision restricting the ability of the Company to pay dividends on its common stock in the event that its common equity capitalization falls below certain levels and (iv) the words after "January 31, 1942" of the first paragraph of Paragraph A.2.b. of Article IX, a provision restricting the ability of the Company to pay dividends on its common stock in the event that its retained earnings are not at least equal to two times the annual dividends on its outstanding preferred stock.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

     SHARES REPRESENTED BY ALL PROPERLY EXECUTED PROXIES WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS APPEARING ON THIS PROXY. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

  CUSIP #                Series              FOR                 AGAINST             ABSTAIN
  010392207              4.20%
  010392306              4.52%
  010392405              4.60%
  010392504              4.64%
  010392603              4.72%
  010392702              4.92%
  010392678              6.40%
  010392694              6.80%
  010392660              1993 AR
  010392736              Auction 1988
  010392686              Auction 1993

     NOTICE: THE ABOVE BANK OR BROKER HEREBY CERTIFIES THAT IT HAS NOT GIVEN AND WILL NOT GIVE INSTRUCTIONS TO TENDER ANY SHARES LISTED ABOVE THROUGH THE DTC ATOP SYSTEM.

     ATTENTION ALL DTC PARTICIPANTS: PLEASE USE THIS PROXY FORM FOR VOTING ON ANY AND ALL ISSUES. DO NOT USE THE BENEFICIAL OWNER PROXY FORM.

Date:
     ------------------------------------------------


DTC Participant Name:                                     Authorized Signature:
                     --------------------------------                           ---------------------------------

DTC Participant Number:                                   Print Name:
                        -----------------------------                 -------------------------------------------

Name of Firm:                                             Telephone Number:
              ---------------------------------------                       -------------------------------------
Address:
        ---------------------------------------------

        ---------------------------------------------
Medallion Stamp: